Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                          Date of Report:  May 9, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Texas                     0-26958                  76-0037324
(State Or Other Jurisdiction  (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On May 9, 2006, we entered a Stock Purchase Agreement (the "Agreement") with Joint Ventures, Inc., a Texas corporation ("JVI"), and JVI's two stockholders who are unrelated third parties (the "Sellers") to purchase all of the shares of common stock of JVI. Under the terms of the Agreement, we acquired all of the assets of JVI, including an adult entertainment cabaret known as Dreamer's Cabaret located at 802 Houston Blvd., South Houston, Texas ("Dreamers").

     Pursuant to the terms of the Agreement, we paid a total sales price of $840,000 which was paid in cash at the time of closing. Pursuant to the terms and conditions of the Agreement, the Sellers entered into a five year covenant not to compete with us in the city of South Houston.

     The transaction was partially funded by our issuance of a Convertible Debenture in the principal amount of $600,000 (the "Debenture") to Ralph McElroy, a greater than 10% shareholder (the "Holder"). The Debenture bears interest at the rate of 12% per annum with a maturity date of April 30, 2008. Under the terms of the Debenture, we are required to make monthly interest payments beginning June 1, 2006. We have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. The Holder has the option to convert all or any portion of the principal amount of the Debenture into shares of our common stock at a rate of $6.55 per share (the "Conversion Shares"), subject to adjustment under certain conditions. The Debenture provides, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the Holder upon conversion of the Debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock. The Conversion Shares have piggyback registration rights. The Debenture is secured by a deed of trust covering our property located at 9009 Airport Blvd., Houston, Texas

     The  terms and conditions of the transaction were the result of arms-length
negotiation  between  the parties.   A copy of the press release related to this
transaction  is  attached  hereto  as  Exhibit  99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number              Description

10.1                        Stock Purchase Agreement

99.1                        Press release dated May 9, 2006.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RICK'S CABARET INTERNATIONAL, INC.

                                      By:  /s/ Eric Langan
                                      --------------------
Date:  May 9, 2006                    Eric Langan
                                      Chief Executive Officer, Chairman and
                                      Acting Chief Financial Officer